UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2021

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

On April 21, 2021, Staffing 360 Solutions, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the issuance and sale of an aggregate of 4,697.6328 shares of Series F convertible preferred stock (the “Series F Preferred Stock”) at a price of $1,000 per share and warrants to purchase up to an aggregate of 7,829,388 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an exercise price of $0.60 per share (the “Warrants”). The Warrants are exercisable upon the later of the Amendment Date (as defined below) and six months following the closing of the private placement, and will expire five years following the date that the Warrants first become exercisable.

The Series F Preferred Stock is convertible into an aggregate of approximately 7,829,388 shares of Common Stock at a conversion price of $0.60 per share, subject to certain ownership limitations, upon the Company amending its certificate of incorporation to effect a reverse split within a range of 2-into-1 to up to 20-into-1 to be determined by the Company’s board of directors (the “Reverse Stock Split”). The Reverse Stock Split must be in a ratio sufficient to provide for the full conversion of the Series F Preferred Stock, the full exercise of the Warrants and the satisfaction of the minimum bid requirements of the Nasdaq Capital Market. The effective date of the Reverse Stock Split is referred to herein as the “Amendment Date”. The Series F Preferred Stock is only entitled to dividends in the event dividends are paid on the Company’s Common Stock and will not have any preferences over the Company’s Common Stock, including liquidation rights.

Subject to certain beneficial ownership limitations, the Series F Preferred Stock shall vote on an “as converted” basis on all matters submitted to the holders of Common Stock for approval; provided, however, that solely for purposes of determining the number of votes that the Series F Preferred Stock is entitled to, the “Conversion Price” of the Series F Preferred Stock shall be deemed $0.725. In addition, as long as any shares of the Series F Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series F Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series F Preferred Stock, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series F Preferred Stock, or (c) increase the number of authorized shares of the Series F Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

The investors in the private placement and the officers and directors of the Company entered into voting agreements whereby they each agreed to vote in favor of the Reverse Stock Split at any meeting of the Company’s stockholders. The Company intends to call a meeting of its stockholders for the purpose of approving the Reverse Stock Split as soon as possible.

Under a registration rights agreement (the “Registration Rights Agreement”) with the institutional investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of the Company’s common stock underlying the Series F Preferred Stock and the Warrants no later than 30 days after April 21, 2021, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days after the Amendment Date.

The Company intends to use $1,000,000 of the net proceeds received from the private placement for working capital purposes and the remaining proceeds will be used to repay existing debt.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the private placement, pursuant to that engagement letter, dated as of December 21, 2020, between the Company and Wainwright, as amended on February 8, 2021 and February 9, 2021 (collectively, the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the private placement, (ii) $50,000 for Wainwright’s legal expenses, (iii) a management fee of $46,976.33, and (iv) a non-accountable expense allowance of $35,000. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to 587,204 shares of Common Stock at an exercise price equal to $0.75. The Placement Agent Warrants will be exercisable commencing upon the later of the Amendment Date and six months following the closing of the private placement and will expire five years from the initial exercise date.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Series F Preferred Stock, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the Certificate of Designation for the Series F Preferred Stock, the form of the Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 3.1, 4.1, 4.2, and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Series F Preferred Stock, the Warrants and the Placement Agent Warrants, (ii) the shares of our Common Stock issuable upon conversion of the Series F Preferred Stock, (iii) the shares of our Common Stock issuable upon the exercise of the Warrants, and (iv) the shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Series F Preferred Stock, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon the conversion or exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Series F Preferred Stock, the Warrants and the Placement Agent Warrants was, and the shares of Common Stock issuable upon the conversion or exercise thereof will be, issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the private placement described in Item 1.01 above, on April 22, 2021, the Company filed with the Secretary of State of the State of Delaware a certificate of designation relating to the Series F Preferred Stock, which became immediately effective.

The Certificate of Designation of the Series F Preferred Stock is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On April 21, 2021, the Company issued a press release announcing the pricing of the private placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On April 23, 2021, the Company issued a press release announcing the closing of the private placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series F Convertible Preferred Stock
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated April 21, 2021
99.2	Press Release, dated April 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2021	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer